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                                                                 EXHIBIT (14)(f)

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that ROBIN I. MARSDEN, whose signature appears below, hereby constitutes and appoints MITCHELL R. KATCHER and JAMES F. BRONSDON, and each of them, as his attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any registration statement and amendments thereto, under the Securities Act of 1933 and the Investment Company Act of 1940, where applicable, executed on behalf of Sage Life Assurance of America, Inc. (the "Company") in connection with (a) variable annuity contracts issued by the Company through The Sage Variable Annuity Account A, and (b) and variable life insurance contracts issued by the Company through The Sage Variable Life Account A, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. ROBIN I. MARSDEN hereby ratifies and confirms all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue thereof.


                                            /s/ ROBIN I. MARSDEN
                                            --------------------------
                                            Robin I. Marsden
                                            Director
                                            Sage Life Assurance Company
                                              of America, Inc.


January 26th, 1999

State of Connecticut
County of Fairfield

    On this 26th day of January, 1999, before me came ROBIN I. MARSDEN, Director of Sage Life Assurance of America, Inc., to me known, and signed the above Power of Attorney on behalf of Sage Life Assurance of America, Inc.


                                                /s/ CYNTHIA WENDT        [SEAL]
                                                -------------------------
                                                        Notary Public

                                                My Comm. Exp. 4/30/99